As filed with the Securities and Exchange Commission on April 15, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CF INDUSTRIES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2697511 (I.R.S. Employer Identification No.)

SEE TABLE OF ADDITIONAL REGISTRANTS

4 Parkway North, Suite 400
Deerfield, Illinois 60015
(847) 405-2400

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Douglas C. Barnard
Vice President, General Counsel, and Secretary
4 Parkway North, Suite 400
Deerfield, Illinois 60015
(847) 405-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brian W. Duwe
Richard C. Witzel, Jr.
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

          Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt securities of CF Industries, Inc.

Guarantees of debt securities of CF Industries, Inc.(4)		—(3)		$0

(1)
Not specified pursuant to General Instruction II.E of Form S-3.

(2)
In accordance with Rule 456(b) and Rule 457(r), the registrants are deferring payment of all of the registration fee.

(3)
An indeterminate amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(4)
The debt securities of CF Industries, Inc. will be fully and unconditionally guaranteed by CF Industries Holdings, Inc. Guarantees of the debt securities of CF Industries, Inc. may also be issued by some or all of the other additional registrants listed in the "Table of Additional Registrants" below. No separate consideration will be received for the guarantees of debt securities of CF Industries, Inc. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Registrant as Specified in its Charter	State or Other Jusrisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Beaumont Ammonia Inc.	Delaware	39-1917518
Beaumont Holdings Corporation	Delaware	42-1490799
BMC Holdings Inc.	Delaware	73-1394219
CF Composite, Inc.	New York	26-4059516
CF Industries, Inc.	Delaware	36-2097061
Port Neal Corporation	Delaware	42-1443999
Terra Capital Holdings, Inc.	Delaware	42-1431905
Terra Capital, Inc.	Delaware	42-1431650
Terra Environmental Technologies Inc.	Delaware	26-1586884
Terra Houston Ammonia, Inc.	Delaware	64-0877703
Terra Industries Inc.	Maryland	52-1145429
Terra International, Inc.	Delaware	36-2537046
Terra International (Oklahoma) Inc.	Delaware	42-1321208
Terra LP Holdings LLC	Delaware	27-1368789
Terra Methanol Corporation	Delaware	42-1431904
Terra Mississippi Holdings Corp.	Mississippi	64-0292638
Terra Mississippi Nitrogen, Inc.	Delaware	64-0354930
Terra Nitrogen Corporation	Delaware	72-1159610
Terra Nitrogen GP Holdings Inc.	Delaware	20-3382709
Terra Real Estate Corporation	Iowa	42-1178622
Terra (U.K.) Holdings Inc.	Delaware	39-1917519

*
The address, including zip code, and telephone number, including area code, of the principal executive offices of each of the registrants named in this table are the same as those of CF Industries Holdings, Inc. In addition, the name, address, including zip code, and telephone number, including area code, of the agent for service of each of the registrants named in this table are the same as those of CF Industries Holdings, Inc.

PROSPECTUS

Debt Securities
Guarantees of Debt Securities

        CF Industries, Inc. may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, debt securities, which will be non-convertible and may be senior or subordinated and secured or unsecured. The debt securities will be fully and unconditionally guaranteed by CF Industries Holdings, Inc. and may be guaranteed by certain subsidiaries of CF Industries Holdings, Inc. other than CF Industries, Inc.

        We will provide the specific terms of the debt securities and guarantees in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We may offer the securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" on page 7 of this prospectus.

        Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in the prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See "Risk Factors" on page 1 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2010.

 CERTAIN TERMS USED IN THIS PROSPECTUS

        Unless otherwise stated or the context requires otherwise, "we," "us" and "our" refer to CF Industries Holdings, Inc. and its consolidated subsidiaries, including CF Industries, Inc., "CF Holdings" refers to CF Industries Holdings, Inc. and not its consolidated subsidiaries and the "issuer" refers to CF Industries, Inc., the issuer of the debt securities, and not to any of its subsidiaries.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of the debt securities and the guarantees described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities and the guarantees we may offer, which is not meant to be a complete description of the debt securities and the guarantees. Each time that debt securities and guarantees are offered, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the debt securities and the specific terms of the guarantees offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of debt securities and guarantees, together with additional information described under "Where You Can Find More Information" on page 8 of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and any such prospectus supplement or other offering material. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information contained in this prospectus, any prospectus supplement and any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

ii

ABOUT US

        We are one of the largest manufacturers and distributors of nitrogen and phosphate fertilizer products in the world. Our operations are organized into two business segments—the nitrogen segment and the phosphate segment. Our principal products in the nitrogen segment are ammonia, urea and urea ammonium nitrate solution, and ammonium nitrate. Our other nitrogen products include diesel exhaust fluid and aqua ammonia, which are sold primarily to our environmental and industrial customers. Our principal products in the phosphate segment are diammonium phosphate and monoammonium phosphate.

        CF Industries, Inc. is a direct, wholly-owned subsidiary of CF Holdings. Substantially all of our consoliated assets are held by CF Industries, Inc. and its subsidiaries.

        Our principal executive offices are at 4 Parkway North, Suite 400, Deerfield, Illinois 60015. The telephone number of our principal executive offices is (847) 405-2400. Our Internet website address is http://www.cfindustries.com. The content of our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS

        Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled "Risk Factors" in any prospectus supplement, in CF Holdings' most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by CF Holdings subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in CF Holdings' other filings with the SEC. For more information, see the section of this prospectus entitled "Where You Can Find More Information." These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

 FORWARD-LOOKING STATEMENTS

        This prospectus and documents incorporated by reference in this prospectus, as well as oral statements we make from time to time, contain forward-looking statements that are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from those in the forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions and assumptions and other statements that are not historical facts. Forward-looking statements can generally be identified by their use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict" or "project" and similar terms and phrases, including references to assumptions. Forward-looking statements also may relate to our operations, financial results, financial condition, liquidity and business prospects and strategy. Our forward-looking statements are made based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Accordingly, you should not unduly rely on these forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements.

        Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including, among others, the factors described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in CF Holdings' most recent Annual Report on Form 10-K filed with the SEC and any Quarterly Reports on Form 10-Q filed by CF Holdings with the SEC since the filing of such Annual Report on Form 10-K, the risk factors described in CF Holdings' other filings with the SEC from time to time and the following:

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  our ability to promptly and effectively integrate our business with that of Terra Industries Inc. ("Terra") and to achieve the cost savings and synergies we anticipate from the Terra acquisition within the expected time frame or at all;

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  the potential for disruption from the Terra acquisition to make it more difficult for us to maintain relationships with customers, employees or suppliers;

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  the volatile cost of natural gas in the areas where our production facilities are principally located;

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  the cyclical nature of our business and the agricultural sector;

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  the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition in the consolidating markets in which we operate;

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  conditions in the U.S. agricultural industry;

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  weather conditions;

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  our inability to accurately predict seasonal demand for our products;

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  the concentration of our sales with certain large customers;

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  the impact of changing market conditions on our Forward Pricing Program;

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  risks involving derivatives and the effectiveness of our risk measurement and hedging activities;

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  the reliance of our operations on a limited number of key facilities and the significant risks and hazards against which we may not be fully insured;

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  reliance on third party transportation providers;

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  risks associated with joint ventures;

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  risks associated with expansion of our business, including unanticipated adverse consequences and the significant resources that could be required;

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  potential liabilities and expenditures related to environmental and health and safety laws and regulations;

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  our potential inability to obtain or maintain required permits and governmental approvals or to meet financial assurance requirements;

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  future regulatory restrictions and requirements related to greenhouse gas emissions, climate change or other environmental requirements;

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  acts of terrorism and regulations to combat terrorism;

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  difficulties in securing the supply and delivery of raw materials we use and increases in their costs;

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  risks associated with international operations;

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  losses on our investments in securities;

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  deterioration of global market and economic conditions;

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  our substantial indebtedness and the limitations on our operations imposed by the terms of our indebtedness;

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  our ability to comply with the covenants under our indebtedness and to make payments under such indebtedness when due;

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  potential inability to refinance our indebtedness in connection with any change of control affecting us; and

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  loss of key members of management and professional staff.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of CF Industries, Inc.'s debt securities for working capital and other general corporate purposes, including acquisitions, repayment or refinancing of debt, stock repurchases and other business opportunities. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of CF Industries, Inc.'s debt securities in an applicable prospectus supplement or other offering materials relating to the offered debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Year ended December 31,
	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	105.3x	171.9x	104.1x	13.9x	7.5x

        The ratio of earnings to fixed charges is calculated by dividing earnings, as defined in the applicable SEC rules, by fixed charges, as defined in the applicable SEC rules. For purposes of our computation of the ratio of earnings to fixed charges for the periods presented in the table above, our fixed charges are calculated as interest expense, including amortized premiums, discounts, and capitalized expenses related to indebtedness, plus estimated interest in rent expense, in each case on a consolidated basis, and our earnings consist of the sum of (1) consolidated pretax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or equity in earnings or loss of unconsolidated affiliates, (2) consolidated amortization of capitalized interest and (3) fixed charges.

DESCRIPTION OF DEBT SECURITIES

        This "Description of Debt Securities" section contains a summary description of the debt securities that CF Industries, Inc. may offer and sell from time to time. This summary description is not meant to be a complete description of the debt securities. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the debt securities being offered.

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that CF Industries, Inc. may issue from time to time. The issuer may offer non-convertible secured or unsecured debt securities, which may be senior or subordinated. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in one or more series under an indenture to be entered into among the issuer, CF Holdings and Wells Fargo Bank, National Association, as trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

        The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities of each series (if applicable):

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  title and aggregate principal amount;

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  any applicable subordination provisions for any subordinated debt securities;

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  whether the securities will be secured or unsecured;

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  the guarantors, if any, other than CF Holdings and the terms of the guarantees of CF Holdings and any such other guarantors (including provisions relating to seniority, subordination, security and release of the guarantees);

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  whether the securities are exchangeable for other securities;

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  percentage or percentages of principal amount at which the securities will be issued;

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  maturity date(s);

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  interest rate(s) or the method for determining the interest rate(s);

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  dates on which interest will accrue or the method for determining dates on which interest will accrue;

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  dates on which interest will be payable and record dates for the determination of the holders to which interest will be payable on such payment dates;

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  the places where payments on the debt securities will be payable;

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  redemption or early repayment provisions;

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  authorized denominations;

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  form;

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  amount of discount or premium, if any, with which the securities will be issued;

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  whether the securities will be issued in whole or in part in the form of one or more global securities;

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  identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to a series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued;

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  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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  time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

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  securities exchange(s) on which the securities will be listed, if any;

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  whether any underwriter(s) will act as market maker(s) for the securities;

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  extent to which a secondary market for the securities is expected to develop;

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  our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

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  provisions relating to covenant defeasance and legal defeasance;

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  provisions relating to satisfaction and discharge of the indenture;

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  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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  any other terms of the debt securities of such series and guarantees thereof (which terms are not inconsistent with the provisions of the Trust Indenture Act of 1939, as amended, but may modify, amend, supplement or delete any of the terms of the indenture with respect the debt securities of such series and guarantees thereof).

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

        The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

        This "Description of Guarantees of Debt Securities" section contains a summary description of the guarantees of CF Industries, Inc. debt securities to which this prospectus relates. This summary description is not meant to be a complete description of the guarantees. At the time of an offering and sale of debt securities, this prospectus together with the accompanying prospectus supplement will contain the material terms of the guarantees of the debt securities being offered.

        CF Holdings will fully and unconditionally guarantee the debt securities. If specified in the applicable prospectus supplement, certain subsidiaries of CF Holdings other than the issuer may guarantee the debt securities. Guarantees may be secured or unsecured and senior or subordinated. The particular terms of CF Holdings' guarantees of a particular issue of debt securities and of any other guarantees of the debt securities will be described in the related prospectus supplement. The guarantees will be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

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  to underwriters for resale to purchasers;

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  directly to purchasers; or

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  through agents or dealers to purchasers.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereunder.

LEGAL MATTERS

        The validity of the securities being offered hereby is being passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois.

 EXPERTS

        The consolidated financial statements and related financial statement schedule of CF Industries Holdings, Inc. incorporated in this prospectus by reference from CF Industries Holdings, Inc.'s Current Report on Form 8-K filed with the SEC on April 15, 2010, and management's assessment of the effectiveness of CF Industries Holdings, Inc.'s internal control over financial reporting as of December 31, 2009 incorporated in this prospectus by reference from CF Industries Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and in the registration statement of which this prospectus is a part, and upon the authority of said firm as experts in accounting and auditing.

        KPMG LLP's report on the consolidated financial statements refers to CF Industries Holdings, Inc.'s retrospective adoption of the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 810—Consolidation, that pertain to the standard formerly known as Statement of Financial Accounting Standards (SFAS) No. 160—Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 and the provisions of ASC Topic 260—Earnings Per Share, that pertain to the standard formerly known as FSP No. EITF 03-6-1—Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, on January 1, 2009.

        The consolidated financial statements of Terra Industries Inc., incorporated in this prospectus by reference from CF Industries Holdings, Inc.'s Current Report on Form 8-K dated April 15, 2010, the related financial statement schedule incorporated in this prospectus by reference from CF Industries Holdings, Inc.'s Current Report on Form 8-K/A dated April 12, 2010 and the effectiveness of Terra Industries Inc.'s internal control over financial reporting as of December 31, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report with respect to the consolidated financial statements and financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph relating to Terra Industries Inc.'s retrospective adoption of guidance related to noncontrolling interests in consolidated financial statements effective January 1, 2009), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed or incorporated by reference as part of the registration statement. For further information with respect to us and the securities being offered, we refer you to the registration statement and the exhibits filed or incorporated by reference as part of the registration statement. Statements contained in the prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, CF Holdings files annual, quarterly and periodic reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including CF Holdings, that file electronically with the SEC.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that (i) we can disclose important information to you by referring you to such information in documents we have filed with the SEC and (ii) such information is considered part of this prospectus. The following documents are incorporated by reference in this prospectus:

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  CF Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 25, 2010; and

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  CF Holdings' Current Reports on Form 8-K filed with the SEC on January 15, 2010, March 12, 2010, April 7, 2010 (as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on April 12, 2010 and Amendment No. 2 on Form 8-K/A filed with the SEC on April 15, 2010), April 12, 2010 and April 15, 2010.

In addition, all documents subsequently filed by CF Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing that is incorporated by reference herein will be deemed to be a part of this prospectus, commencing on the date on which the applicable document is filed. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits not specifically incorporated by reference in that information), at no cost to the requestor, upon written or oral request. To receive any such copy, call or write:

CF Industries Holdings, Inc.
4 Parkway North, Suite 400
Deerfield, Illinois 60015
Attention: Secretary
Telephone: (847) 405-2400

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrants.

Amount To Be Paid
SEC registration fee	$ *
Trustee and transfer agent fees	**
Legal fees and expenses	**
Accounting fees and expenses	**
Rating agency and listing fees	**
Printing and engraving fees and expenses	**
Miscellaneous	**

Total	$ **

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of debt securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        The directors and officers of each registrant are covered by insurance policies maintained and held in effect by CF Industries Holdings, Inc., at its expense, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

Registrants Incorporated or Formed Under Delaware Law

        CF Industries Holdings, Inc. ("CF Holdings"), CF Industries, Inc., Terra Capital, Inc., Beaumont Ammonia Inc., Beaumont Holdings Corporation, BMC Holdings Inc., Port Neal Corporation, Terra Capital Holdings, Inc., Terra Environmental Technologies Inc., Terra (U.K.) Holdings Inc., Terra International, Inc., Terra International (Oklahoma) Inc., Terra Houston Ammonia, Inc., Terra Methanol Corporation, Terra Mississippi Nitrogen Inc., Terra Nitrogen Corporation and Terra Nitrogen GP Holdings Inc. are incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transaction from which a director derived an improper personal benefit.

        Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 of the DGCL also provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to in this paragraph, the corporation must indemnify such officer or director against the expenses that such officer or director actually and reasonably incurred in connection therewith. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

        CF Holdings' certificate of incorporation provides for indemnification of officers and directors and their heirs and personal and legal representatives to the fullest extent permitted by the DGCL. The certificates of incorporation and/or bylaws of the other registrants incorporated under Delaware law provide that the respective corporation shall indemnify and hold harmless, to the fullest extent permitted by law, each person who is or was made a party, threatened to be made a party, or otherwise involved in any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner, or agent of another corporation, partnership, joint venture, or other enterprise, against expenses, liabilities, and losses. In addition, as permitted by Section 102(b)(7) of the DGCL, the certificates of incorporation of all of the registrants incorporated under Delaware law contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to some exceptions.

        CF Holdings has entered into separate indemnification agreements with each of its directors and officers that require it to indemnify such persons to the fullest extent permitted by the DGCL. These indemnification agreements also require CF Holdings to advance any expenses incurred by the directors and officers as a result of any proceeding against them as to which they could be indemnified.

        Terra LP Holdings LLC is formed under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to any standards and restrictions that may be set forth in its limited liability company agreement.

        Section 11 of the limited liability company agreement of Terra LP Holdings LLC provides that the member, the directors and officers of Terra LP Holdings LLC shall not be liable or accountable in damages or otherwise to Terra LP Holdings LLC for any act or omission done or omitted by such person in good faith, unless such act or omission constitutes fraud or willful misconduct or, in the case of a criminal matter, was undertaken with knowledge that the conduct was unlawful. Section 11 of the limited liability company agreement of Terra LP Holdings LLC further provides that Terra LP Holdings LLC shall indemnify the member, the directors or officers of Terra LP Holdings LLC to the fullest extent permitted by law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against the member, the directors or officers of Terra LP Holdings LLC (including, without limitation, reasonable attorneys' fees and disbursements incurred in the defense thereof) arising out of any act or omission of the member, the directors or officers in connection with Terra LP Holdings LLC, unless such act or omission constitutes fraud or willful misconduct or, in the case of a criminal matter, was undertaken with knowledge that the conduct was unlawful.

Registrants Incorporated Under Iowa Law

        Terra Real Estate Corporation is incorporated under the laws of the State of Iowa. Section 490.851 of the Iowa Business Corporation Act (the "IBCA") provides that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by such person to be in the best interests of the corporation (in the case of conduct in such person's official capacity) or not opposed to the best interests of the corporation (in all other cases), and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

        Section 490.852 of the IBCA provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director is a party because the director is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.

        The by-laws of Terra Real Estate Corporation provide that any person who is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of this corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or enterprise, shall be entitled to indemnification to the same extent as permitted or required by the IBCA.

Registrants Incorporated Under Maryland Law

        Terra Industries Inc. ("Terra") is incorporated under the laws of the State of Maryland. The Maryland General Corporation Law (the "MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful, or (d) the proceeding was one by or in the right of the corporation and the director or officer was adjudged to be liable to the corporation.

        Subject to certain limitations, the MGCL requires a corporation to indemnify a director or officer who was successful, on the merits or otherwise, in the defense of a proceeding, claim, issue or matter to which the director or officer was made a party to by reason of service in that capacity for the reasonable expenses incurred by the director or officer in connection with such defense.

        The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        Terra's charter provides for indemnification of directors and officers of Terra as follows: Terra shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the board of directors and be consistent with law. The foregoing shall not limit the authority of Terra to indemnify other employees and agents consistent with law. Terra's charter also provides for elimination of the liability of its directors or officers to the corporation or its stockholders for money damages to the fullest extent permitted by Maryland law.

Registrants Incorporated Under Mississippi Law

        Terra Mississippi Holdings Corp. is incorporated under the laws of the State of Mississippi. Indemnification of such registrant's directors and officers provided by applicable law, by the registrant's organizational documents, by contract or otherwise are substantially similar to that afforded by the directors and officers of Terra.

Registrant Incorporated under New York Law

        CF Composite, Inc. is incorporated under the laws of the State of New York. Section 722(a) of the New York Business Corporation Law (the "NYBCL") provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

        Section 723 of the NYBCL provides that an officer or director who has been successful, on the merits or otherwise, in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

        Neither the certificate of incorporation nor the by-laws of CF Composite, Inc. contain provisions regarding the indemnification of directors or officers.

Item 16.    Exhibits.

Exhibit No.	Document
1.1	Underwriting agreement.*
4.1	Indenture for debt securities of CF Industries, Inc.
4.2	Form of debt security of CF Industries, Inc.*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.1	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to CF Industries Holdings, Inc.'s Registration Statement on Form S-3 filed with the SEC on March 2, 2010, File No. 333-165143).
23.1	Consent of KPMG LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1).
24.1	Powers of attorney (included as part of the signature pages hereto).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association.

*
To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to a report filed with the SEC under the Securities Exchange Act of 1934, as amended.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be deemed the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on April 15, 2010.

CF INDUSTRIES HOLDINGS, INC.
By:	/s/ STEPHEN R. WILSON
Name:	Stephen R. Wilson
Title:	President and Chief Executive Officer, Chairman of the Board of Directors

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Wilson and Anthony J. Nocchiero, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN R. WILSON Stephen R. Wilson	President and Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)	April 15, 2010
/s/ ANTHONY J. NOCCHIERO Anthony J. Nocchiero	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 15, 2010
/s/ RICHARD A. HOKER Richard A. Hoker	Vice President and Corporate Controller (Principal Accounting Officer)	April 15, 2010
/s/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	Director	April 15, 2010

Signature	Title	Date

/s/ WALLACE W. CREEK Wallace W. Creek	Director	April 15, 2010
/s/ WILLIAM DAVISSON William Davisson	Director	April 15, 2010
/s/ STEPHEN A. FURBACHER Stephen A. Furbacher	Director	April 15, 2010
/s/ DAVID R. HARVEY David R. Harvey	Director	April 15, 2010
/s/ JOHN D. JOHNSON John D. Johnson	Director	April 15, 2010
/s/ EDWARD A. SCHMITT Edward A. Schmitt	Director	April 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on April 15, 2010.

CF INDUSTRIES INC.
By:	/s/ STEPHEN R. WILSON
Name:	Stephen R. Wilson
Title:	President and Chief Executive Officer, Chairman of the Board of Directors

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Wilson and Anthony J. Nocchiero, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN R. WILSON Stephen R. Wilson	President and Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)	April 15, 2010
/s/ ANTHONY J. NOCCHIERO Anthony J. Nocchiero	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 15, 2010
/s/ RICHARD A. HOKER Richard A. Hoker	Vice President and Corporate Controller (Principal Accounting Officer)	April 15, 2010
/s/ DOUGLAS C. BARNARD Douglas C. Barnard	Director	April 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on April 15, 2010.

CF COMPOSITE, INC.
By: Name: Title:	/s/ STEPHEN R. WILSON Stephen R. Wilson President and Chairman of the Board of Directors

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Wilson and Anthony J. Nocchiero, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN R. WILSON Stephen R. Wilson	President and Director (Principal Executive Officer)	April 15, 2010
/s/ ANTHONY J. NOCCHIERO Anthony J. Nocchiero	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	April 15, 2010
/s/ DOUGLAS C. BARNARD Douglas C. Barnard	Director	April 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on April 15, 2010.

BEAUMONT AMMONIA INC.
BEAUMONT HOLDINGS CORPORATION
TERRA CAPITAL HOLDINGS, INC.
TERRA CAPITAL, INC.
TERRA HOUSTON AMMONIA, INC.
TERRA INTERNATIONAL (OKLAHOMA) INC.
TERRA MISSISSIPPI NITROGEN, INC.
TERRA (U.K.) HOLDINGS INC.
By:	/s/ STEPHEN R. WILSON
Name:	Stephen R. Wilson
Title:	President and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Wilson and Anthony J. Nocchiero, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN R. WILSON Stephen R. Wilson	President and Director (Principal Executive Officer)	April 15, 2010
/s/ ANTHONY J. NOCCHIERO Anthony J. Nocchiero	Vice President and Director (Principal Financial Officer)	April 15, 2010
/s/ RICHARD A. HOKER Richard A. Hoker	Vice President (Principal Accounting Officer)	April 15, 2010
/s/ DOUGLAS C. BARNARD Douglas C. Barnard	Director	April 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on April 15, 2010.

BMC HOLDINGS INC. TERRA METHANOL CORPORATION TERRA NITROGEN CORPORATION
By:	/s/ STEPHEN R. WILSON
Name:	Stephen R. Wilson
Title:	President and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Wilson and Anthony J. Nocchiero, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN R. WILSON Stephen R. Wilson	President and Director (Principal Executive Officer)	April 15, 2010
/s/ ANTHONY J. NOCCHIERO Anthony J. Nocchiero	Vice President, Treasurer and Director (Principal Financial Officer)	April 15, 2010
/s/ RICHARD A. HOKER Richard A. Hoker	Vice President (Principal Accounting Officer)	April 15, 2010
/s/ DOUGLAS C. BARNARD Douglas C. Barnard	Director	April 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on April 15, 2010.

PORT NEAL CORPORATION
By:	/s/ STEPHEN R. WILSON
Name:	Stephen R. Wilson
Title:	President and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Wilson and Anthony J. Nocchiero, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN R. WILSON Stephen R. Wilson	President Director (Principal Executive Officer)	April 15, 2010
/s/ ANTHONY J. NOCCHIERO Anthony J. Nocchiero	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 15, 2010
/s/ RICHARD A. HOKER Richard A. Hoker	Vice President (Principal Accounting Officer)	April 15, 2010
/s/ DOUGLAS C. BARNARD Douglas C. Barnard	Director	April 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on April 15, 2010.

TERRA ENVIRONMENTAL TECHNOLOGIES INC.
By:	/s/ STEPHEN R. WILSON
Name:	Stephen R. Wilson
Title:	Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Wilson and Anthony J. Nocchiero, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BARRY LONSDALE Barry Lonsdale	President (Principal Executive Officer)	April 15, 2010
/s/ ANTHONY J. NOCCHIERO Anthony J. Nocchiero	Vice President, Treasurer and Director (Principal Financial Officer)	April 15, 2010
/s/ RICHARD A. HOKER Richard A. Hoker	Vice President (Principal Accounting Officer)	April 15, 2010

Signature	Title	Date

/s/ DOUGLAS C. BARNARD Douglas C. Barnard	Director	April 15, 2010
/s/ STEPHEN R. WILSON Stephen R. Wilson	Director	April 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on April 15, 2010.

TERRA INDUSTRIES INC.
By:	/s/ STEPHEN R. WILSON
Name:	Stephen R. Wilson
Title:	President and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Wilson and Anthony J. Nocchiero, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN R. WILSON Stephen R. Wilson	President and Director (Principal Executive Officer)	April 15, 2010
/s/ ANTHONY J. NOCCHIERO Anthony J. Nocchiero	Vice President and Director (Principal Financial Officer)	April 15, 2010
/s/ RICHARD A. HOKER Richard A. Hoker	Vice President (Principal Accounting Officer)	April 15, 2010
/s/ DOUGLAS C. BARNARD Douglas C. Barnard	Director	April 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on April 15, 2010.

TERRA INTERNATIONAL, INC.
By:	/s/ STEPHEN R. WILSON
Name:	Stephen R. Wilson
Title:	President and Chief Executive Officer, Chairman of the Board of Directors

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Wilson and Anthony J. Nocchiero, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN R. WILSON Stephen R. Wilson	President and Director (Principal Executive Officer)	April 15, 2010
/s/ ANTHONY J. NOCCHIERO Anthony J. Nocchiero	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 15, 2010
/s/ RICHARD A. HOKER Richard A. Hoker	Vice President (Principal Accounting Officer)	April 15, 2010
/s/ DOUGLAS C. BARNARD Douglas C. Barnard	Director	April 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on April 15, 2010.

TERRA MISSISSIPPI HOLDINGS CORP.
By:	/s/ STEPHEN R. WILSON
Name:	Stephen R. Wilson
Title:	President and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Wilson and Anthony J. Nocchiero, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN R. WILSON Stephen R. Wilson	President and Director (Principal Executive Officer)	April 15, 2010
/s/ ANTHONY J. NOCCHIERO Anthony J. Nocchiero	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 15, 2010
/s/ RICHARD A. HOKER Richard A. Hoker	Vice President and Corporate Controller (Principal Accounting Officer)	April 15, 2010
/s/ DOUGLAS C. BARNARD Douglas C. Barnard	Director	April 15, 2010
/s/ RANDALL W. SELGRAD Randall W. Selgrad	Director	April 15, 2010

Signature	Title	Date

/s/ LYNN F. WHITE Lynn F. White	Director	April 15, 2010
/s/ ANTHONY WILL Anthony Will	Director	April 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on April 15, 2010.

TERRA NITROGEN GP HOLDINGS INC.
By:	/s/ STEPHEN R. WILSON
Name:	Stephen R. Wilson
Title:	President and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Wilson and Anthony J. Nocchiero, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN R. WILSON Stephen R. Wilson	President and Director (Principal Executive Officer)	April 15, 2010
/s/ ANTHONY J. NOCCHIERO Anthony J. Nocchiero	Vice President and Director (Principal Financial Officer)	April 15, 2010
/s/ RICHARD A. HOKER Richard A. Hoker	Vice President (Principal Accounting Officer)	April 15, 2010
/s/ DOUGLAS C. BARNARD Douglas C. Barnard	Director	April 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on April 15, 2010.

TERRA REAL ESTATE CORPORATION
By:	/s/ STEPHEN R. WILSON
Name:	Stephen R. Wilson
Title:	President and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Wilson and Anthony J. Nocchiero, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN R. WILSON Stephen R. Wilson	President Director (Principal Executive Officer)	April 15, 2010
/s/ ANTHONY J. NOCCHIERO Anthony J. Nocchiero	Vice President, Treasurer and Director (Principal Financial Officer)	April 15, 2010
/s/ RICHARD A. HOKER Richard A. Hoker	Vice President (Principal Accounting Officer)	April 15, 2010
/s/ DOUGLAS C. BARNARD Douglas C. Barnard	Director	April 15, 2010
/s/ ANTHONY WILL Anthony Will	Director	April 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on April 15, 2010.

TERRA LP HOLDINGS LLC
By:	/s/ STEPHEN R. WILSON
Name:	Stephen R. Wilson
Title:	President and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Wilson and Anthony J. Nocchiero, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN R. WILSON Stephen R. Wilson	President Director (Principal Executive Officer)	April 15, 2010
/s/ ANTHONY J. NOCCHIERO Anthony J. Nocchiero	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 15, 2010
/s/ RICHARD A. HOKER Richard A. Hoker	Vice President (Principal Accounting Officer)	April 15, 2010
/s/ DOUGLAS C. BARNARD Douglas C. Barnard	Director	April 15, 2010

EXHIBIT INDEX

Exhibit No.	Document
1.1	Underwriting agreement.*
4.1	Indenture for debt securities of CF Industries, Inc.
4.2	Form of debt security of CF Industries, Inc.*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.1
Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to CF Industries Holdings, Inc.'s Registration Statement on Form S-3 filed with the SEC on March 2, 2010, File No. 333-165143).
23.1	Consent of KPMG LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1).
24.1	Powers of attorney (included as part of the signature pages hereto).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association.

*
To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to a report filed with the SEC under the Securities Exchange Act of 1934, as amended.